UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2005 (March 16, 2005)

AMERICAN TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 16, 2005, we granted inducement stock options to certain of our new employees. These options were granted without stockholder approval to two new non-executive employees as an inducement material to the individuals’ entering into employment with our company, and the issuances were approved by our Compensation Committee pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). The options are exercisable for an aggregate of 24,000 shares of common stock with an exercise price of $8.40 per share. Each option has a five year term and vests 25% on the first anniversary of the grant date and then quarterly thereafter for the next 12 quarters, subject to continued employment and other conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: March 21, 2005	By:	/s/ MICHAEL A. RUSSELL
Michael A. Russell Chief Financial Officer